Exhibit 99.1

Contacts: Media — Tyler Gronbach 919/297-1541 Investors — Jamie Andelman 800/497-6329
DEX ONE REALIGNS INTERACTIVE OPERATIONS
CARY, N.C., November 10, 2010 — Dex One Corporation (NYSE: DEXO) today announced it is realigning its interactive operations and will fully integrate Business.com (http://business.com) into Dex One. As a result, the company plans to phase out the standalone, national business-to-business sales and marketing operation and focus exclusively on the Dex One business.
“Three years ago, Dex One required an infusion of talent and technology assets to support the expansion of its digital portfolio. The purchase of Business.com enabled Dex One to build the DexKnows.com local search platform, create the DexNet distributed ad network, and develop a robust account and content management system,” said Alfred Mockett, chief executive officer of Dex One. “While the acquisition delivered on a number of fronts, the Business.com operations are no longer viable and are not a part of our long-term plans.”
Dex One will continue to manage the Business.com site and support existing customers through an extended transition period. Following this period, Dex One will continue to control all rights associated with the Business.com brand and URL. Business.com customers with questions can call 1-888-441-4466.
The Dex One interactive operations are based in Santa Monica, Calif., and are responsible for developing online and mobile solutions that distribute local business information to consumers.
About Dex One Corporation
Dex One Corporation (NYSE: DEXO) helps local businesses reach, win and keep ready-to-buy customers. The company’s highly-skilled, locally based marketing consultants offer a wide range of products and services that help local businesses get found more than 1.5 billion times each year by actively shopping consumers. Dex One offers local businesses personalized services and exposure across a broad network of local information solutions — including print, online and mobile. For more information visit www.dexknows.com or www.DexOne.com.
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Certain statements contained in this press release regarding Dex One Corporation’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All forward-looking statements reflect only Dex One’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.